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                                                                      EXHIBIT 21

                         HERBALIFE INTERNATIONAL, INC.

                           SUBSIDIARIES OF REGISTRANT

     Registrant has forty-two active wholly-owned subsidiaries which are:

      1. Herbalife International of America, Inc., a California corporation.

      2. Herbalife of Canada, Ltd., a Canadian corporation formed in July, 1982.

      3. Herbalife Australasia Pty., Ltd., an Australian corporation formed in November, 1982.

      4. Herbalife (U.K.) Limited, a United Kingdom corporation formed in March, 1983.

      5. Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September, 1983.

      6. Herbalife International de Espana, S.A., a Spanish Corporation formed in June, 1988.

      7. Herbalife (N.Z.) Limited, A New Zealand corporation formed in November, 1988.

      8. Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in May, 1989.

      9. Herbalife International France, S.A., a French corporation formed in May, 1990.

     10. Herbalife International Deutschland GmbH, a German corporation formed in November, 1990.

     11. Herbalife International of Israel (1990) Ltd., an Israeli corporation formed in January, 1991.

     12. Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June, 1992.

     13. Herbalife Italia S.p.A., an Italian corporation formed in July, 1992.

     14. Herbalife International, S.A., a Portuguese corporation formed in August, 1992.

     15. Herbalife International of Japan, K.K., a Japanese corporation formed in December, 1992.

     16. Herbalife International Netherlands, B.V., a Netherlands corporation formed in March, 1993.

     17. Herbalife International Belgium, S.A./N.V., a Belgian corporation formed in September, 1993.

     18. Vida Herbal Suplementos Alimenticios, C.A., a Venezuelan corporation formed in September, 1993.

     19. Herbalife Polska Sp.zo.o, a Polish corporation formed in October, 1993.

     20. Herbalife International Argentina, S.A., an Argentinean corporation formed in December, 1993.

     21. Herbalife Denmark ApS, a Danish corporation formed in December, 1993.

     22. Promotions One, Inc., a California corporation formed in December,
         1993.

     23. Herbalife International of Europe, Inc., a California corporation formed in January, 1994.

     24. Herbalife International Distribution, Inc., a California corporation formed in March, 1994.

     25. Herbalife International Holdings, Inc., a Filipino corporation formed in July, 1994.

     26. Herbalife International Philippines, Inc., a Filipino corporation formed in July, 1994.

     27. Herbalife Sweden Aktiebolag, a Swedish corporation formed in October, 1994.

     28. Herbalife International Do Brasil Ltda. , a Brazilian corporation formed in October, 1994.

     29. Herbalife International Communications, Inc., formed in November 1994.
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     30. Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June, 1995.

     31. Herbalife International Russia 1995 Ltd., an Israeli corporation formed in June, 1995.

     32. Herbalife South Africa, Ltd., a South African corporation formed in June, 1995.

     33. Herbalife Taiwan, Inc., a California corporation formed in June, 1995.

     34. Herbalife Norway Products A/S, a Norwegian corporation formed in August, 1995.

     35. Herbalife International Greece S.A., a Greek corporation formed in May, 1995.

     36. Herbalife Korea Co., Ltd., a South Korean corporation formed in February, 1994.

     37. Importadora Y Distribuidora Herbalife International De Chile, Limitada, a Chilean corporation formed in December, 1994.

     38. Herbalife International (Thailand) Ltd, a California corporation formed in August, 1994.

     39. Herbalife Europe Limited, a United Kingdom corporation formed in February, 1996.

     40. Herbalife Foreign Sales Corporation, a Barbados corporation formed in January, 1997.

     41. Herbalife International Urunleri Tic. Ltd. Sti., a Turkish corporation formed in December, 1996.

     42. P.T. Herbalife Indonesia, an Indonesian corporation formed in November, 1996.